Exhibit 11

                      CITIZENS CORPORATION AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                  For the Periods Ended June 30, 1997 and 1996
                      (in millions, except per share data)

                                    (Unaudited)            (Unaudited)
                                   Quarter Ended        Six Months Ended
                                      June 30,              June 30,
                                 ----------------       ----------------
                                   1997      1996         1997      1996
                                 ----------------       ----------------
Primary:

  Average shares outstanding       35.3      35.6         35.3      35.7

  Net effect of dilutive
   stock options based on the
   treasury stock method using
   average market price               -         -            -         -
                                 ----------------       ----------------
                       TOTALS      35.3      35.6         35.3      35.7
                                 ================       ================
  Net income available to
   shareholders                  $ 16.6    $ 12.1       $ 45.0    $ 34.6
                                 ================       ================

  Per share amount               $ 0.47    $ 0.34       $ 1.27    $ 0.97



Fully diluted:

  Average shares outstanding       35.3      35.6         35.3      35.7

  Net effect of dilutive
   stock options based on the
   treasury stock method using
   average market price               -         -            -         -
                                 ----------------       ----------------
                       TOTALS      35.3      35.6         35.3      35.7
                                 ================       ================
  Net income available to
   shareholders                  $ 16.6    $ 12.1       $ 45.0    $ 34.6
                                 ================       ================

  Per share amount               $ 0.47    $ 0.34       $ 1.27    $ 0.97